EXHIBIT 99.1

   Media Contact: Kekst & Co.            STILWELL
                                         FINANCIAL INC.
      Michael Herley (212-521-4897)
                                                     920 Main Street, 21st Floor
                                                    Kansas City, Missouri  64105

Investors Contact:                                              NYSE Symbol:  SV
  Landon H. Rowland (816-218-2416)
    Chairman, President and CEO
  Daniel P. Connealy (816-218-2412)        Release No. 2001-21    August 1, 2001
    Vice President and Chief Financial Officer

                                 {News Release}

                         STILWELL FINANCIAL INC. REPORTS
                       ASSETS UNDER MANAGEMENT INFORMATION

Kansas City, Missouri

         Stilwell Financial Inc. ("Stilwell" or the "Company"; NYSE: SV) announced that preliminary assets under management as of the close of market on July 31, 2001 totaled approximately $209 billion. Preliminary average assets under management for the month ended July 31, 2001 totaled approximately $211 billion. For the seven months ended July 31, 2001, preliminary average assets under management were approximately $232 billion.


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         Stilwell is a diversified, global financial services company with operations through its subsidiaries and affiliates in North America, Europe and Asia. The primary entities comprising Stilwell are Janus Capital Corporation, an approximately 90.3% owned subsidiary; Berger LLC, of which Stilwell owns 100% of the preferred limited liability company interests and approximately 87% of the regular limited liability company interests; Nelson Money Managers Plc, an 80% owned subsidiary; and DST Systems, Inc., an equity investment in which Stilwell holds an approximate 33% interest.

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This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Stilwell's Registration Statement on Form 10 dated June 15, 2000 and Stilwell's Annual Report on Form 10-K for the year ended December 31, 2000, both on file with the Securities and Exchange Commission (Commission file no. 001-15253). The Company will not update any forward-looking statements in this press release to reflect future events or developments.


                              ............. The End